UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

August 24, 2007

DIGITALFX INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other Jurisdiction of Incorporation or Organization)

0-27551 (Commission File Number)	65-0358792 (IRS Employer Identification No.)

3035 East Patrick Lane
Suite #9
Las Vegas, NV 89120
(Address of Principal Executive Offices and zip code)

702-938-9300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2007, the Registrant appointed Mickey Elfenbein as its new Chief Operating Officer and the compensation committee of the Registrant’s Board of Directors approved the Registrant’s entry into an Employment Agreement with Mr. Elfenbein.

The Employment Agreement is effective as of August 24, 2007 and has a term of three years subject to automatic one-year renewals unless either party provides 120 days prior written notice to the other of non-renewal. Mr. Elfenbein will commence service as the Registrant’s Chief Operating Officer on September 17, 2007. Under the terms of the Employment Agreement, Mr. Elfenbein will receive base compensation for the first six months of the term at an annual rate of no less than $200,000, and thereafter, will receive compensation at an annual rate of no less than $250,000. Mr. Elfenbein is also entitled to participate in the Registrant’s bonus pool at the discretion of the Registrant’s Board of Directors. Mr. Elfenbein is also entitled to three weeks paid vacation and reimbursement of expenses, including a non-accountable amount of $750 per month to cover additional expenses. Additionally, Mr. Elfenbein has agreed to relocate from his current residence to Las Vegas, Nevada and in connection with such relocation, the Registrant has agreed to pay to Mr. Elfenbein an amount of up to $55,000 to be applied to costs related to his relocation.

As an inducement material to Mr. Elfenbein’s decision to enter into employment with the Registrant, the Registrant agreed to grant Mr. Elfenbein an option to purchase 300,000 shares of the Registrant’s common stock. The option has a term of 10 years, a per share exercise price of $3.80 and will vest over a period of approximately three years, with 33.4% vesting on September 17, 2008 and 33.3% vesting on each anniversary thereof for the next two years. The grant of the option was approved by the Compensation Committee of the Registrant’s Board of Directors under the Registrant’s 2006 Stock Incentive Plan.

Prior to joining the Registrant, from and after 2005 Mr. Elfenbein served as President of SaySwap, Inc., a business focused on internet peer to peer trading of console games. Prior thereto, from 2000 to 2005 Mr. Elfenbein served as the Chief Executive Officer of Tundershot, LLC where he expanded marketing and distribution channels and built a financial services agency with direct sales, product expansion and underwriter appointments. From 1996 to 2000, as Chief Executive Officer of Simitar Entertainment, Inc., Mr. Elfenbein lead the company into a growth oriented global entertainment product and marketing enterprise. Prior thereto, Mr. Elfenbein served as the Chief Executive Officer and President of K-tel International, Inc. from 1992 to 1996, and as its President from 1985 to 1992. Mr. Elfenbein graduated from the University of Manitoba with a Bachelor of Commerce (Honors) degree.

Prior to his appointment as the Registrant’s Chief Operating Officer, on June 8, 2007, the Registrant entered into a Subscription, Loan and Rights Agreement with SaySwap, Inc. (“SaySwap”), a company co-founded by Mr. Elfenbein and for which he served as President, pursuant to which the Registrant agreed to purchase a Senior Secured Convertible Promissory Note issued by SaySwap in the principal amount of $225,000, and a warrant to purchase 26.1 shares of SaySwap’s common stock. Mr. Elfenbein had no other material relationship with the Registrant prior to his appointment as the Registrant’s Chief Operating Officer. Mr. Elfenbein has no family relationships with any of the Registrant’s other directors or executive officers.

The Registrant issued a press release announcing the appointment of Mr. Elfenbein as its new Chief Operating Officer. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable

(d)	Exhibits.

10.1	Employment Agreement dated August 24, 2007, between the Registrant and Mickey Elfenbein.
99.1	Press Release issued by the Registrant on August 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DigitalFX International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalFX International, Inc.

Date: August 30, 2007	By:	/s/ Lorne Walker
Lorne Walker Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Agreement dated August 24, 2007, between the Registrant and Mickey Elfenbein.

99.1	Press Release issued by the Registrant on August 30, 2007.